SCHEDULE II
                              INFORMATION WITH RESPECT TO
                   TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED        AVERAGE
                          DATE            SOLD(-)             PRICE(2)
  PREFERRED CONVERTIBLE STOCK-GENERALHOSTCV DEBT8
  GABELLI FUNDS, INC.
       THE GABELLI SMALL CAP GROWTH FUND
                         6/01/94              100            80.0000
       THE GABELLI SMALL CAP GROWTH FUND
                         6/02/94               50            80.7500
       THE GABELLI CONVERTIBLE SECURITIES FUND
                         5/31/94               50            79.5000
  GAMCO INVESTORS, INC.
                         6/02/94              357            80.7500
                         6/01/94               33            80.0000
                         6/01/94               35            80.5000
                         5/31/94               50            79.5000
                         5/31/94               10            79.7500
                         5/31/94              457            80.0365
                         5/31/94               20            80.0366
                         5/31/94                3            80.0367
                         5/27/94               65            79.5000
                         5/26/94               20            80.0000
                         5/24/94               10            81.0000
                         5/23/94               48            84.2143
                         5/23/94               15            84.2144
                         5/20/94               18            85.0000
                         5/09/94               10            86.0000
                         4/29/94               30            84.5000
                         4/18/94               10            90.5000
  (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
      ON THE NY STOCK EXCHANGE.
  (2) PRICE EXCLUDES COMMISSION.